SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 7, 2004
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2267
(Registrant’s telephone number, including area code)

————————————————————————
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
As reported in Item 5.02 of this Form 8-K, James D. Yancey, Chairman of the Board of Synovus Financial Corp. (“Registrant”), is retiring as an executive employee of Registrant. Registrant and Mr. Yancey have mutually agreed to terminate Mr. Yancey’s employment under his Employment Agreement with Registrant effective December 31, 2004 in conjunction with Mr. Yancey’s retirement as an executive employee. Mr. Yancey was paid a base salary of $614,000 during 2004 under the Employment Agreement. The Employment Agreement provides that Mr. Yancey will receive an aggregate of $375,000 in deferred compensation to be paid over a ten year period following his termination of employment and will be subject to a covenant not to compete for two years. No termination penalties will be incurred by Registrant in connection with the termination of Mr. Yancey’s employment under the Employment Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)	On December 7, 2004, Registrant announced the retirement of James D. Yancey, Chairman of the Board of Registrant, as an executive employee effective December 31, 2004. Mr. Yancey will continue to serve as a director and as Chairman of the Board of Registrant.

Signature Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. ("Registrant")

Dated: December 8, 2004	By:/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

2